UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2016

CrossAmerica Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-35711	45-4165414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 West Hamilton Street, Suite 200 Allentown, PA	18101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 625-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure
On July 7, 2016, CrossAmerica Partners LP (NYSE: CAPL) (the “Partnership”) issued a press release announcing that it and CST Brands, Inc. (“CST”), a Delaware corporation and the owner of 100% of the membership interests of CrossAmerica GP LLC, the general partner of the Partnership, have agreed to an adjustment to the purchase price paid by the Partnership for its 17.5% interest in CST’s wholesale fuel business as a result of the sale by CST of 79 CST fuel stores in California and Wyoming to 7-Eleven, to which CST will no longer supply fuel. The total purchase price adjustment to be received by the Partnership is approximately $18.2 million.
A copy of the press release is attached as Exhibit 99.1 to this Current Report.
The information in this Current Report is being furnished pursuant to Regulation FD. The information in Item 7.01 and Exhibit 99.1 of Item 9.01 of this report, according to general instruction B.2., shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any restriction statement pursuant to the Securities Act of 1933, as amended. By filing this report on Form 8-K and furnishing this information, the Partnership makes no admission as to the materiality of any information in this report that the Partnership chooses to disclose solely because of Regulation FD.
Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 7, 2016 regarding the adjustment to the purchase price paid by the Partnership for its interest in CST’s wholesale fuel business

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CrossAmerica Partners LP
By:	CrossAmerica GP LLC
its general partner

By:	/s/ Hamlet T. Newsom, Jr.
	Name:	Hamlet T. Newsom, Jr.
	Title:	Vice President, General Counsel and Corporate Secretary

Dated: July 7, 2016

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release dated July 7, 2016 regarding the adjustment to the purchase price paid by the Partnership for its interest in CST’s wholesale fuel business